FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        CENEX HARVEST STATES COOPERATIVES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       MINNESOTA                                                41-0251095
(State of incorporation                                      (I.R.S. Employer
    or organization)                                      Identification Number)

            5500 CENEX DRIVE
     INVER GROVE HEIGHTS, MINNESOTA                               55077
(Address of principal executive offices)                        (ZIP Code)


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class          Name of each exchange on which
            to be so registered          each class is to be registered

               Not Applicable                    Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-101916 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                    8% Cumulative Redeemable Preferred Stock
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of the Company's 8% Cumulative Redeemable Preferred Stock included under the heading entitled "Description of the Preferred Stock" in the Registrant's Registration Statement on Form S-2, as amended, File No. 333-101916, is incorporated herein by reference.


Item 2.           Exhibits.
                  --------

Number   Description
------   -----------

3.1 Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 2002).

3.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 2002).

4.1 Amended and Restated Resolution Creating a Series of Preferred Equity to be Designated 8% Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-2, as amended, File No. 333-101916).

4.2 Form of Certificate Representing the 8% Cumulative Redeemable Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-2, as amended, File No. 333-101916).




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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: January 13, 2003                         CENEX HARVEST STATES COOPERATIVES


                                               By: /s/ John Schmitz
                                                   -----------------------------
                                                   John Schmitz
                                                   Executive Vice President and
                                                   Chief Financial Officer





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